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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this Registration Statement on
Form S-3 of our report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Envirogen, Inc. We further consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 1997, on our audits of the financial statements of Fluid Management, Inc. as of December 31, 1996 and 1995, and the years ended December 31, 1996, 1995 and 1994, included in Envirogen, Inc.'s previously filed Form 8-K dated April 14, 1997. We also consent to the reference to our firm under the caption "Experts".



                                              /s/ Coopers & Lybrand L.L.P.


Princeton, New Jersey
August 20, 1997